HomeStreet, Inc. Reports First Quarter 2020 Results and Quarterly Dividend Authorization

Key highlights and developments:

•
Adopted the Current Expected Credit Losses ("CECL") accounting standard resulting in an increase in our allowance for credit losses of $3.7 million at January 1, 2020, or 9%, as compared to our December 31, 2019 aggregate reserve levels. This "Day 1" adjustment was recorded in retained earnings and did not impact net income

•	Recorded a provision for credit losses of $14.0 million in the first quarter of 2020 exclusively due to the forecasted economic impacts of COVID-19

•	Reported net income for the first quarter of 2020 of $7.1 million, or $0.30 per diluted share, compared with $11.0 million, or $0.45 per diluted share for the fourth quarter of 2019

•	Reported core net income for the first quarter of 2020 of $8.1 million, or $0.34 per diluted share, compared with $12.7 million, or $0.52 per diluted share for the fourth quarter of 2019

•	Reported core pre provision income from continuing operations before income taxes of $24.1 million in the first quarter of 2020

•	Increased net interest margin for the first quarter of 2020 to 2.93% compared to 2.87% for the fourth quarter of 2019

•	Period ending cost of deposits fell from 1.22% on December 31, 2019, to 0.72% on March 31, 2020

•	Increased business core deposits - checking, savings and money market by $72.6 million, or 4.5%, and increased consumer core deposits by $117.5 million, or 6.1%

•	Reduced full time equivalent employees to 996 at March 31, 2020 compared to 1,071 and 1,221 at December 31, 2019 and June 30, 2019, a 7.0% and 18.4% reduction, respectively

•
Ended the quarter with consolidated Tier 1 and Risk-Based capital ratios of 10.06% and 13.89%, respectively at the Bank, 10.15% and 13.45%, respectively at the Company, and tangible book value per share of $27.52

•	Authorized a quarterly dividend of $0.15 per share to be paid on May 20, 2020 to holders of our common stock of record on May 4, 2020

•	Repurchased a total of 580,278 shares of our common stock at an average price of $27.57 per share in the first quarter of 2020

•	Suspended our $25 million stock repurchase program with $17.1 million in authorized purchases remaining, and withdrew the subsequent $10 million additional repurchase authorization

SEATTLE –April 27, 2020 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the Company recognized net income for the first quarter of 2020 of $7.1 million, or $0.30 income per diluted share compared with net income of $11.0 million, or $0.45 income per diluted share for the fourth quarter of 2019.
Beginning in February 2020, our markets have been significantly impacted by the COVID-19 pandemic, including lengthy stay-at-home orders in all states where we do business which has contributed to significant business disruption for many of our customers and created substantial increases in unemployment. Financial markets and overall economic conditions have also been negatively impacted worldwide. We are working hard to support our communities and our customers while also protecting our employees, and we have taken a number of steps to maintain business continuity so that we can continue to meet the needs of our customers and communities. Certain measures contained in the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which was signed into law on March 27, 2020, are providing us with the tools to help our customers through this difficult time. We have devoted significant time and resources to processing loans backed by the Small Business Administration under the Paycheck Protection Program. We began taking applications for these loans on April 3, 2020, and as of April 16, 2020, when the Treasury department advised that all funds available had been allocated, we had approved and registered 396 loans for an aggregate $158.2 million. In addition, the CARES Act allows banks to grant loan forbearance or modifications to customers to defer principal and interest payments on certain loans. This new law and related regulatory guidance allows these loans to initially avoid treatment as troubled debt restructured loans for accounting or regulatory reporting purposes.
We are also taking steps to protect our employees, customers and vendors. We have committed to no COVID-19 related layoffs. All of our employees who are able to work remotely are doing so, with only certain operationally critical employees, including branch employees, working on-site. Additionally, we have limited our branch lobbies to appointment only access with social distancing procedures, provided personal protective equipment, provided COVID-19 paid sick time and additional personal paid time off for front line workers and eliminated out of pocket costs for employee COVID-19 medical care. While it has been an adjustment, the business of the bank has continued without significant interruption.
Although the CARES Act allows for the deferral of the adoption of the CECL accounting standard, we have chosen to continue with its adoption.

“This is a period of enormous stress on the global, national, regional, and local economies, and our Company will be adversely affected in ways we are still trying to quantify,” said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. “The situation is changing rapidly, with many unknowns, and our customers, employees and communities are all experiencing adverse impacts and personal tragedies. Moreover, we must acknowledge that there is the potential for permanent changes in the way we interact and do business. Nevertheless, I believe that HomeStreet is well positioned to navigate this crisis successfully.”
“At present, we have a strong capital position, well in excess of the levels to be considered well-capitalized under regulatory standards for both the Bank and the Company. This past quarter we increased our allowance for credit losses in anticipation of potential credit losses that may occur as a result of the crisis. Beyond our strong capital position and increased allowance for credit losses our current earnings provide meaningful additional capacity to absorb future credit losses. Additionally, today we have ample liquidity and access to more from our contingent sources.”
“On March 19, 2020 we suspended our share repurchase program because we believe it is prudent to preserve our capital to provide more protection against potential credit losses and to provide more support for lending activities that may become crucial to supporting our communities. We anticipate restarting our share repurchase program when we have greater clarity on the impact of the crisis on our Company. We believe our loan portfolio is conservatively underwritten and that most of our borrowers are in an economic position that should allow them to persevere through this crisis. We are working with certain borrowers who are disproportionately impacted by the virus and its effects on our economy, to defer or modify payments, pursue other forbearances and, where appropriate, extend additional credit. Additionally, while we significantly reduced the size of our mortgage banking business in 2019, our retained mortgage banking business is experiencing the benefits of lower interest rates and related high levels of refinancing. This additional income has and will mitigate the negative impact to our earnings from credit losses and additional expenses incurred during this crisis.”
“During this crisis we expect some deterioration of our loan portfolio credit quality, with certain commercial loans most at risk. Our loan portfolio has, by design, limited concentrations by product type, industry, and geography in order to help limit our risk of exposure to any one part of the market. To mitigate additional risk to our portfolio, we have among other things temporarily suspended lending to borrowers operating in the most adversely affected industries.”
“We are also working proactively to mitigate individual risks, helping our most at-risk borrowers to find appropriate banking solutions to the challenges they are facing. Much of the team that managed HomeStreet through the Great Recession remains at the Company in key positions. This experience will be invaluable as we navigate the current crisis.”
“There is still much work ahead of us and the ultimate impact of the pandemic is still largely unknown. Management is working closely with our Board and our advisors as we plan and execute our response to the significant disruption caused by the crisis. Reflecting our confidence in our ability to successfully navigate this crisis, the Board of Directors declared a $0.15 common stock dividend to be paid to shareholders of record on May 4, 2020.”
“On behalf of the entire Board of Directors, I want to commend the courage and dedication of our employees in pursuing our goals and serving our customers and communities during this time of personal risk and uncertainty. As a regional community bank, HomeStreet Bank plays an important role in supporting our local communities through this crisis and we believe HomeStreet is well positioned to help our customers and communities move past this pandemic.”

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, April 28, 2020 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Mark R. Ruh, Executive Vice President and Chief Financial Officer, will discuss first quarter 2020 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10142720 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10142720.

The information to be discussed in the conference call will be posted on the Company's web-site after the market closes on Monday, April 27, 2020.
About HomeStreet

HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the impacts of COVID-19 on our business and operating strategies and plans and on the economies and communities we serve, our expectations about future performance and financial condition, long term value creation, reduction in volatility, reliability of earnings, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, the nature and magnitude of additional expected charges related the exit of our home loan center-based mortgage operations . When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with the ongoing impacts of COVID-19 and the extent to which it has impacted and will impact our business, operations and performance, and which could have a negative impact on our credit portfolio, borrowers, and share price, recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow, and the appropriate allocation of our prior operations between continuing operations and discontinued operations. These limitations and risks include unexpected costs, charges or expenses relating to or resulting from the disposition of our stand-alone home loan centers and sale of a significant portion of our mortgage servicing rights portfolio; our inability to implement all or a significant portion of the cost reduction measures we have identified, the risk of adverse impacts to our business of reducing the size of our operations; changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board, the FDIC and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions, fines or penalties that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; employee litigation risk arising from current or past operations including but not limited to various restructuring activities undertaken by the Bank in recent years; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices,unemployment rates, the job market; the impact of natural disasters; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the year ended December 31, 2019, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2019 has been derived from our audited financial statements for the year then ended as included in our 2019 Form 10-K. All financial data for the year end December 31, 2019 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019 and the notes to such consolidated financial statements of HomeStreet, Inc. and subsidiaries as of and for the fiscal year ended December 31, 2019, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed the following non-GAAP financial measures: core net income, core diluted income per common share, core net income from continuing operations, core diluted income from continuing operations per common share and core efficiency ratios, which in each case excludes acquisition-related items, net of tax and restructuring-related items, net of tax. In addition, we have disclosed Core Pre-Provision Operating Income from continuing operations, which excludes the provision for credit losses, acquisition and restructuring related items. We have also disclosed adjusted noninterest expense from both continuing operations and continuing operations and discontinued operations consolidated, which excludes acquisition-related items and restructuring-related items. We have also presented return on average shareholders' equity, return on average tangible shareholders' equity, and return on average assets, which in each case excludes restructuring related items, net of tax and acquisition-related items, net of tax. Our management believes that these non-GAAP financial measures provide meaningful supplemental financial information regarding our results of core operations by excluding certain loss on disposal and restructuring-related expenses, as well as acquisition-related revenues and expenses, each of which may not be indicative of our expected recurring results of operations.

We also have disclosed tangible shareholders' equity, tangible book value per share of common stock, average tangible shareholders' equity and return on average tangible shareholders' equity which are also non-GAAP financial measures.

We believe that both management and investors benefit from referring to each of the above non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.

The presentation of all of the above non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Below we present a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure.

Consolidated results	Quarter Ended
(in thousands)	March 31, 2020	December 31, 2019
Net income	$7,139	$10,988
Impact of loss on exit or disposal and restructuring-related expenses, net of tax	960	1,699
Impact of acquisition related expenses, net of tax	11	28
Core net income	$8,110	$12,715

Continuing operations results	Quarter Ended
(in thousands)	March 31, 2020	December 31, 2019
Net income	$7,139	$13,105
Impact of loss on exit or disposal and restructuring-related expenses, net of tax	960	1,811
Impact of acquisition related expenses, net of tax	11	28
Core net income from continuing operations	$8,110	$14,944

Income from continuing operations before income taxes	$8,880	$16,228
Provision for credit losses	14,000	(2,000)
Pre provision operating income	22,880	14,228
Impact of restructuring-related (expenses) recoveries	1,215	2,292
Impact of acquisition-related (expenses) recoveries	14	36
Core pre provision net operating income from continuing operations	$24,109	$16,556